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                              CAROLINA STATE BANK
P R O X Y                                                           EXHIBIT 99.5
            316 South Lafayette Street, Shelby, North Carolina 28150

 APPOINTMENT OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAROLINA
                                   STATE BANK
              FOR THE SPECIAL MEETING TO BE HELD DECEMBER 10, 1997

    The undersigned shareholder of Carolina State Bank, a North Carolina banking corporation (the "Bank"), hereby constitutes and appoints Joe B. Godfrey, M.D. and Larry D. Hamrick, Sr., or either of them (the "Proxies"), proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Bank to be held on December 10, 1997, at 6:00 p.m. local time, at the main office of the Bank, located at 316 South Lafayette Street, Shelby, Cleveland County, North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, upon the proposals set forth herein and described in the Joint Proxy Statement-Prospectus, and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting at such at the Meeting, or any adjournment thereof, then that one shall have and may exercise all the powers hereby conferred.

    This appointment of proxy when properly executed will be voted in the manner directed herein. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote "FOR" the proposals. The signer hereby revokes all appointments of proxy heretofore given by the signer to vote at said meeting or any adjournments thereof.

     1. TO APPROVE THE AGREEMENT AND PLAN OF MERGER BETWEEN CAROLINA STATE BANK AND FIRST CHARTER CORPORATION DATED AUGUST 15, 1997, AND THE MERGER OF CAROLINA STATE BANK INTO FIRST CHARTER NATIONAL BANK.

       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

                           (continued on other side)

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                          (continued from other side)

    2. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


    THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT FOR THE PROPOSALS LISTED ABOVE AND, SHOULD OTHER MATTERS PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE SHAREHOLDER AT ANY TIME BEFORE IT IS EXERCISED BY FILING A LATER DATED APPOINTMENT WITH THE BANK'S SECRETARY OR BY ATTENDING THE MEETING AND ANNOUNCING AN INTENT TO VOTE IN PERSON.


                                          --------------------------------------
                                          Signature of Shareholder

                                          --------------------------------------
                                          Signature of Shareholder
                                          Dated:_____________________, 1997
                                          Please sign appointment of proxy as
                                          name appears. JOINT OWNERS SHOULD EACH
                                          SIGN PERSONALLY. Trustees and others
                                          signing in a representative capacity
                                          should indicate the capacity in which
                                          they sign.

                                          IMPORTANT: PLEASE MARK, SIGN, DATE AND
                                          PROMPTLY RETURN THIS PROXY CARD IN THE
                                          ENCLOSED ENVELOPE WHETHER OR NOT YOU
                                          PLAN TO ATTEND. FAILURE TO VOTE WILL
                                          HAVE THE SAME EFFECT AS A NO VOTE. NO
                                          POSTAGE IS REQUIRED IF MAILED IN THE
                                          UNITED STATES.